As filed with the Securities and Exchange Commission on March 14, 2007.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	84-1060803
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
370 17th Street, Suite 4300
Denver, Colorado 80202
(303) 293-9133
(Address, including zip code, and telephone number,
including area code, of principal executive offices)
Roger A. Parker, Chief Executive Officer
Delta Petroleum Corporation
370 17th Street, Suite 4300
Denver, Colorado 80202
(303) 293-9133
(Name, address, including zip code, and
telephone number, including area code, of agent for service)
With Copies To
Ronald R. Levine, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as the registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Per Unit(2)	Price(2)	Registration Fee
Common Stock, $.01 par value(3)	754,000	$18.33	$13,820,820	$424.30
Common Stock, $.01 par value	(4)	(4)	(4)	(4)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	In accordance with Rule 457(c), the aggregate offering price of our common stock is estimated solely for calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our common stock reported by the NASDAQ National Market on March 12, 2007, which was $18.33 per share.

(3)	Represents shares of common stock that may be sold by the selling stockholders named herein.

(4)	Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price or number or amount of common stock is being registered as may from time to time be resold at unspecified prices. The registrant elects to rely on Rules 456(b) and 457(r) under the Securities Act, and thus is deferring payment of the registration fee for such common stock.

Delta Petroleum Corporation
Common Stock
     The selling stockholders named herein may use this prospectus in connection with sales of up to 754,000 shares of our common stock. In addition, selling stockholders to be named in prospectus supplement(s) to be provided in the future may offer, from time to time, shares of our common stock.
     Our common stock is traded on the NASDAQ National Market under the symbol “DPTR.” On March 13, 2007, the last reported sale price of our common stock was $18.27 per share.
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
     The selling stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the selling stockholders.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     The date of this prospectus is March 14, 2007.

WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Requests for copies should be directed to the Commission’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.
     We have filed with the Commission a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission’s Web site (http://www.sec.gov).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the SEC are incorporated by reference in this prospectus:
*	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

*	Our Current Reports on Form 8-K filed on January 25 and 30, 2007, February 9, 2007 and March 3, 2007 (excluding information furnished pursuant to Item 2.02 or Item 7.01 and any exhibits thereto);

*	The description of our common stock contained in our Registration Statement on Form 10 filed September 9, 1987; and

*	All documents filed by us, subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Kevin K. Nanke, Delta Petroleum Corporation, Suite 4300, 370 17th Street, Denver, Colorado 80202, or (303) 293-9133.
     CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS
     We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the “safe harbor” protection for forward-looking statements afforded under federal securities laws. From time to time, our management or persons acting on our behalf make forward-looking statements to inform existing and potential security holders about us. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Except for statements of historical or present facts, all other statements contained or incorporated by reference in this prospectus are forward-looking statements. The forward-looking statements may appear in a number of places and include statements with respect to, among other things: business objectives and strategic plans; operating strategies; acquisition strategies; drilling wells; oil and gas reserve estimates (including estimates of future net revenues associated with such reserves and the present value of such future net revenues); estimates of future production of oil and natural gas; expected results or benefits associated with our recent acquisitions; marketing of oil and natural gas; expected future revenues, earnings, and results of operations; future capital, development and exploration expenditures (including the amount and nature thereof); our expectation that we will have adequate cash from operations and credit facility borrowings to meet future debt service, capital expenditure and working capital requirements in fiscal year 2007; nonpayment of dividends; expectations regarding competition and our competitive advantages; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; and effectiveness of our internal controls over financial reporting.
     These statements by their nature are subject to certain risks, uncertainties and assumptions and will be influenced by various factors. Should any of the assumptions underlying a forward-looking statement prove incorrect, actual results could vary materially. In some cases, information regarding certain important factors that could cause actual results to differ materially from any forward-looking statement appears together with such statement. In addition, the factors described under Risk Factors, as well as other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the following:
•	deviations in and volatility of the market prices of both crude oil and natural gas;

•	the timing, effects and success of our acquisitions, dispositions and exploration and development activities;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party curtailment, processing plant or pipeline capacity constraints beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	plans with respect to divestiture of oil and gas properties;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	climatic conditions;

•	changes in the legal and/or regulatory environment and/or changes in accounting standards policies and practices or related interpretations by auditors or regulatory entities; and

•	unanticipated recovery or production problems, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids.
     Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.
     All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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PROSPECTUS SUMMARY
     The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.
Delta
     Delta Petroleum Corporation (“Delta,” “we” or “us”) is an independent energy company engaged primarily in the exploration for, and the acquisition, development, production, and sale of, natural gas and crude oil. Our core areas of operation are the Rocky Mountain and onshore Gulf Coast regions, which comprise the majority of our proved reserves, production and long-term growth prospects. We have a significant drilling inventory that consists of proved and unproved locations, the majority of which are located in our Rocky Mountain development projects.
     As of December 31, 2006, our reserves were comprised of approximately 302.4 Bcfe, 74.3% of which were natural gas. Approximately 53% of our proved reserves were located in the Rocky Mountains, 37% in our Gulf Coast region and 10% in other locations. Our reserve estimates change continuously and are evaluated by us on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions and exploration and development activities may have a significant effect on the quantities and future values of our reserves.
     Our planned exploration and development activities for 2007 approximate $175 to $215 million. We expect that approximately 80% of our 2007 drilling capital expenditures will be in our Rocky Mountain development and exploration projects. As of December 31, 2006, we controlled approximately 1,240,000 net undeveloped acres, representing approximately 97% of our total acreage position. We retain a high degree of operational control over our asset base, with an average working interest in excess of 85% as of December 31, 2006 (excluding our Columbia River Basin acreage). This provides us with controlling interests in a multi-year inventory of drilling locations, positioning us for continued reserve and production growth through our drilling operations.
     We also currently have an ownership interest in a drilling company, providing the benefit of full-time access to sixteen drilling rigs. We concentrate our exploration and development efforts in fields where we can apply our technical exploration and development expertise, and where we have accumulated significant operational control and experience.
     We maintain our principal executive offices at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, and our telephone number is (303) 293-9133. Our common stock is listed on the NASDAQ National Market under the symbol “DPTR.”
The Offering

Securities Offered	Up to 754,000 shares of our common stock offered by the selling stockholders named herein. The selling stockholders named herein acquired the shares from Delta in private transactions in which Delta acquired properties from the selling stockholders and paid a portion or all of the consideration in shares of our Common Stock. In addition, selling stockholders to be named in future prospectus supplement(s) may offer, from time to time, shares of our common stock.

Offering Price	The shares being offered pursuant to this prospectus are being offered by the selling stockholders from time to time at the then current market price.

Common Stock Outstanding	57,752,620 shares of common stock $.01 par value were outstanding as of March 2, 2007.

Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.

Use of Proceeds	The shares offered pursuant to this prospectus are being sold by the selling stockholders and we will not receive any proceeds of the offering.
RISK FACTORS
     Prospective investors should consider carefully, in addition to the other information in this prospectus, the Risk Factors set forth in our Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference.
USE OF PROCEEDS
     The proceeds from the sale of the shares of common stock offered pursuant to this prospectus will be received directly by the selling stockholders, and we will not receive any proceeds from the sale of these shares.
DETERMINATION OF OFFERING PRICE
     The shares registered herein are being sold by the selling stockholders, and not by us. We expect that therefore, they will be sold at, or about, the market price as of the date of sale. Our common stock is traded on the NASDAQ National Market System under the symbol “DPTR.” On March 13, 2007, the reported closing price for our common stock on the NASDAQ National Market System was $18.27.
RECENT MATERIAL CHANGES IN OUR BUSINESS
     There have been no material changes in our business since December 31, 2006 that have not been reported in our reports on Form 8-K.
SELLING STOCKHOLDERS
     The shares offered pursuant to this prospectus are being offered by the selling stockholders named herein and selling stockholders to be named in future prospectus supplement(s).
Selling stockholders
     The table below includes information regarding ownership of our common stock by the selling stockholders named herein and the number of shares that may be sold by them under this prospectus. There are no material relationships with the selling stockholders other than those discussed herein.
     The selling stockholders named herein acquired the shares from Delta in private transactions in which Delta acquired properties from the selling stockholders named herein and paid a portion or all of the consideration in shares of our Common Stock.

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	Shares			Shares
	Beneficially Owned			Beneficially Owned
	Prior to the Offering			After the Offering(1)
		Percent of	Shares Offered		Percent of
Selling Stockholder	Number	Class	Hereby	Number	Class
WillSource Enterprise, LLC (2)	75,986	*	75,400	586	*

Karl D. Smith	628,200	1.1%	603,200	25,000	*

Ray A. Melvin	30,160	*	30,160	0	*

Thomas J. Wolf, Jr.	30,160	*	30,160	0	*

Enfield Energy Company (3)	15,080	*	15,080	0	*

Total	779,586	1.3%	754,000	25,586	*

*	less than 1%

(1)	Assumes that the selling stockholders named herein will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the selling stockholders named herein will sell all or any of these shares.

(2)	Reed F. Williams has the dispositive and voting power for the shares held by WillSource Enterprise, LLC.

(3)	Richard W. Fairchild, Jr. has the dispositive and voting power for the shares held by Enfield Energy Company.
PLAN OF DISTRIBUTION
     The selling stockholders and their respective successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling stockholders may effect the distribution of the common stock in one or more of the following methods:
-	ordinary brokers’ transactions, which may include long or short sales;

-	transactions involving cross or block trades or otherwise on the open market;

-	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

-	“at the market” to or through market makers or into an existing market for the common stock;

-	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

-	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

-	any combination of the above, or by any other legally available means.
     In addition, the selling stockholders or their respective successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders or their respective successors in interest may also enter into option or other transactions with broker-dealers that

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require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.
     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).
     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.
     We cannot assure you that the selling stockholders will sell any or all of the shares of common stock offered by the selling stockholders.
     In order to comply with the securities laws of certain states, if applicable, the selling stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling stockholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
DESCRIPTION OF COMMON STOCK
     We are authorized to issue up to 300,000,000 shares of common stock, par value $0.01 per share. On March 2, 2007, there were 57,752,620 shares of our common stock outstanding.
Dividend Rights
     Holders of our common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our company.
Voting and Other Rights
     Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote, and, in general, all matters will be determined by a majority of votes cast.
Election of Directors
     Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.
Liquidation
     In the event of any liquidation, dissolution or winding up of Delta, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

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Redemption
     Delta’s common stock is not redeemable or convertible.
Other Provisions
     All outstanding common stock is fully paid and non-assessable.
     This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
INTERESTS OF NAMED EXPERTS AND COUNSEL EXPERTS
     The consolidated financial statements of Delta Petroleum Corporation as of December 31, 2006 and 2005, and for the year ended December 31, 2006, the six-month period ended December 31, 2005, and each of the years ended June 30, 2005 and 2004 and managements’ assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment, as of July 1, 2005.
LEGAL MATTERS
     The validity of the issuance of the common stock offered pursuant to this prospectus will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado.
RESERVE ENGINEERS
     Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Ralph E. Davis Associates, Inc. or Mannon Associates, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The expenses of the offering are estimated as follows:

Attorneys’ Fees	$10,000
Accountants’ Fees	$5,000
Registration Fees	$424.30
Printing	$500
Advertising	$0
Other Expenses	$75.70

TOTAL	$16,000
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
     Additionally, we have acquired directors and officers insurance which includes coverage for liability under the federal seen e laws.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.
     The above discussion of our certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws and statutes.
     We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Delta Petroleum Corporation.
ITEM 16. EXHIBITS.

Exhibit No.	Description
3.1	Certificate of Incorporation of Delta Petroleum Corporation, as amended(1)

3.2	Amended and Restated Bylaws of Delta Petroleum Corporation (2)

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of Ralph E. Davis Associates, Inc.

23.4	Consent of Mannon Associates, Inc.

24	Power of Attorney (included in signature page)

(1)	Incorporated by reference from Exhibit 3.1 to Delta Petroleum Corporation’s Form 8-K dated January 31, 2006.

(2)	Incorporated by reference from Exhibit 3.1 to Delta Petroleum Corporation’s Form 8-K dated February 9, 2006.
ITEM 17. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act

of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 14, 2007.

DELTA PETROLEUM CORPORATION

By:	/s/ Roger A. Parker

Name:	Roger A. Parker
Title:	Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roger A. Parker and Kevin K. Nanke, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roger A. Parker Roger A. Parker	Chief Executive Officer (Principal Executive Officer) and Director	March 14, 2007

/s/ Kevin K. Nanke Kevin K. Nanke	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 14, 2007

/s/ Kevin R. Collins Kevin R. Collins	Director	March 14, 2007

/s/ Jerrie F. Eckelberger Jerrie F. Eckelberger	Director	March 14, 2007

/s/ Aleron H. Larson, Jr. Aleron H. Larson, Jr.	Director	March 14, 2007

/s/ Russell S. Lewis Russell S. Lewis	Director	March 14, 2007

/s/ Jordan R. Smith Jordan R. Smith	Director	March 14, 2007

/s/ Neal A. Stanley Neal A. Stanley	Director	March 14, 2007

/s/ James B. Wallace James B. Wallace	Director	March 14, 2007

James P. Van Blarcom	Director

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Incorporation of Delta Petroleum Corporation, as amended(1)

3.2	Amended and Restated Bylaws of Delta Petroleum Corporation (2)

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of Ralph E. Davis Associates, Inc.

23.4	Consent of Mannon Associates, Inc.

24	Power of Attorney (included in signature page)

(1)	Incorporated by reference from Exhibit 3.1 to Delta Petroleum Corporation’s Form 8-K dated January 31, 2006.

(2)	Incorporated by reference from Exhibit 3.1 to Delta Petroleum Corporation’s Form 8-K dated February 9, 2006.